Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Forrester Research, Inc., which appears in Forrester Research, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCooopers LLP

Boston, Massachusetts

June 4, 2013